Trading Policy May 12, 2025

CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Board Approved 5/12/2025 Contents Contents 1. Overview .......................................................................................................................................... 1 1.1 Purpose .............................................................................................................................. 1 1.2 Persons Subject to This Policy .............................................................................................. 1 1.3 Transactions Subject to This Policy ....................................................................................... 1 2. Administration of Policy .................................................................................................................... 2 3. Statement of Policy ........................................................................................................................... 3 3.1 Definition of Material Nonpublic Information ................................................................................ 4 3.2 Particular Transactions Subject to this Policy ................................................................................. 5 3.3 Special and Prohibited Transactions.............................................................................................. 6 3.4 Excluded transactions .................................................................................................................... 7 3.5 Post-Termination Transactions ....................................................................................................... 8 3.6 Consequences of Violations ........................................................................................................... 8 4. Additional Procedures and Requirements for Covered Persons ........................................................... 9 4.1 Open Trading Window .................................................................................................................. 9 4.2 Pre-Clearance ................................................................................................................................ 9 5. Reporting Rules Applicable to Covered Persons ............................................................................... 10 5.1 Section 16 Insider Reports ........................................................................................................... 10 5.2 Form 144 Reports ........................................................................................................................ 11 6. Company Assistance ....................................................................................................................... 11 7. Amendments .................................................................................................................................. 11 Trading Policy

Trading Policy Board Approved 5/12/25 Objectives CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 1 1. Overview 1.1 Purpose The purpose of this Trading Policy (the “Policy”) is to provide guidelines with respect to transactions in the securities of WaFd, Inc. (the “Company”) and the handling of confidential information about the Company and the companies with which the Company does business. The Company’s Board of Directors has adopted this Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material nonpublic information about a company from: (i) trading in securities of that company; or (ii) providing material nonpublic information to other persons who may trade on the basis of that information. This Policy supersedes any previous policy of the Company concerning insider trading. In the event of any conflict or inconsistency between this Policy and any other materials previously distributed by the Company, this Policy shall govern. Failure to adhere to this Policy or any procedures issued pursuant hereto can result in disciplinary action or termination of employment. Questions regarding this Policy should be directed to the Legal Department of the Company. 1.2 Persons Subject to This Policy This Policy applies to all officers of the Company and its subsidiaries, all members of the Company’s Board of Directors and all employees of the Company and its subsidiaries. The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to material nonpublic information. This Policy also applies to family members, other members of a person’s household and entities controlled by a person covered by this Policy, as described below. 1.3 Transactions Subject to This Policy This Policy applies to transactions in the Company’s securities (collectively referred to in this Policy as “Company Securities”), including the Company’s common stock, options to purchase common stock, depositary shares, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s Securities.

Trading Policy Board Approved 5/12/2025 Responsibilities and Authorizations CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 2 2. Administration of Policy The Company’s General Counsel shall serve as the Compliance Officer for the purposes of this Policy, and in his absence, the Chief Executive Officer or another employee designated by the Compliance Officer shall be responsible for administration of this Policy. This Policy shall be reviewed and approved annually by the Board of Directors. In addition, these procedures shall be communicated to the Company’s directors, officers and employees of the Company and its subsidiaries periodically.

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 3 3. Statement of Policy It is the policy of the Company that no director, officer or employee of the Company (or any other person designated by this Policy or by the Compliance Officer to be subject to this Policy) who is aware of material nonpublic information about the Company may, directly or indirectly (through family members or other persons or entities): A. Engage in any transactions in Company Securities, except as otherwise specified in this Policy under the headings “Excluded Transactions,” and “Rule 10b5-1 Plans;” B. Recommend to any person the purchase or sale of any Company Securities; C. Disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information; D. Disclose material nonpublic information outside of the Company to other persons, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or E. Assist anyone engaged in the above activities. In addition, it is the policy of the Company that no director, officer or employee of the Company (or any other person designated as subject to this Policy) who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, may engage in transactions in that company’s securities until the information becomes public or is no longer material. This includes any customer or supplier to the Company, or any person or entity that has a lending or other business relationship with the Company. “Transactions” in securities includes buying, selling, exchanging (with or without consideration), lending, or pledging a security. Bona fide gifts or donations of securities are not generally transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the Company Securities while the person making the gift is aware of material nonpublic information. There are no exceptions to this Policy, except as specifically noted herein. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure), or small transactions, are not excepted from this Policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 4 3.1 Definition of Material Nonpublic Information Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Any information that could be expected to affect a company’s stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are: • financial results, financial condition, projections or forecasts; • changes to previously announced earnings guidance, or the decision to suspend earnings guidance; • information about significant transactions, including proposed mergers, acquisitions, investment or divestitures; • dividend information, information about a change in dividend policy, the declaration of a stock split; • new equity or debt offerings; • Information about a cybersecurity breach or any other significant disruption in the company’s operations; • significant related party transactions; • positive or negative developments in outstanding litigation or regulatory matters; or • changes in senior management or the Board of Directors. Information that has not been disclosed to the public is generally considered to be “nonpublic information”. In order to establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones “broad tape,” newswire services, a broadcast on widely-available radio or television programs, publication in a widely- available newspaper, magazine or news website, or contained in public disclosure documents filed with the SEC that are available on the SEC’s website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company’s employees, or if it is only available to a select group of analysts, brokers and institutional investors. When in doubt, assume that Company information is material and nonpublic. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 5 absorbed by the marketplace until after the first business day after the day on which the information is released. If, for example, the Company were to make an announcement on a Monday, a person subject to this Policy should not trade in Company Securities until Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information. If there are any questions as to whether information should be considered “material” or “nonpublic,” please consult with the Company’s Compliance Officer or their delegate. 3.2 Particular Transactions Subject to this Policy. For the avoidance of doubt, this Policy applies to: • Transactions by Family Members. This Policy applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household, and any family members who do not live in the household but whose transactions in Company Securities are directed by you or subject to your influence or control, such as parents or children who consult with you before they trade in Company Securities (collectively referred to as “Family Members”). All persons subject to this Policy are responsible for the transactions of your Family Members, and therefore you should make them aware of the need to confer with you before they trade in Company Securities. For purposes of this Policy and applicable securities laws, you should treat all transactions in Company Securities by your Family Members as if the transactions were for your own account. • Transactions by Entities you Influence or Control. Transactions by any entities you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. • Certain Stock Option Exercises. This Policy applies to any broker assisted cashless exercise of a stock option (as this entails selling a portion of the underlying stock to cover the costs of exercise), or any other sale of Company Securities for the purpose of generating the cash needed to pay the exercise price of an option. • Certain Elections under the Company’s 401(k) Plan. This Policy applies to elections you may make under the Company’s 401(k) plan, including (a) initial elections to the Company Common Stock Fund; (b) elections to increase or decrease the percentage of your periodic contributions that will be allocated to the Company Common Stock Fund; (c) an election to make an intra-plan transfer of an existing account balance into or out of a Company Common Stock Fund; (d) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company Common Stock Fund balance; and (e)

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 6 an election to pre‑pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company Common Stock Fund. • Certain Elections under the Company’s Employee Stock Purchase Plan. This Policy applies to your election to participate in the Company’s Employee Stock Purchase Plan (ESPP) for any enrollment period, and to any sales of Company Securities purchased pursuant to the ESPP. • Certain transactions under the Company’s Dividend Reinvestment Plan. This Policy applies to voluntary purchases of Company Securities resulting from additional contributions you choose to make to the Company’s dividend reinvestment plan (DRIP), your election to participate in the DRIP, your election to increase your level of participation in the DRIP, and to any sale of any Company Securities purchased pursuant to the DRIP. 3.3 Special and Prohibited Transactions Investing in Company Securities provides an opportunity to share in the future growth of the Company. Investment in the Company and sharing in the growth of the Company, however, does not include, or justify, short-range speculation based on fluctuations in the market. Such activities may put the personal gain of persons subject to this Policy in conflict with the best interests of the Company. It therefore is the Company’s policy that any persons covered by this Policy may not engage in any of the following transactions, or should otherwise consider the Company’s preferences as described below: • Short Sales. Short sales of Company Securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales. • Derivative securities or hedging transactions. Given the relatively short term of publicly- traded options, transactions in options may create the appearance that a director, officer or employee is trading based on material nonpublic information and focus a director’s, officer’s or other employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to Company Securities (other than stock options and other compensatory equity awards issued to you by the Company) is prohibited. This includes any hedging or similar transaction designed to decrease the risks associated with holding Company Securities. • Hedging Transactions. Hedging or monetization transactions can be accomplished through a

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 7 number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such transactions may permit a director, officer or employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, directors, officers and employees are prohibited from engaging in any such transactions. • Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company Securities, directors, officers and other employees are prohibited from holding Company Securities in a margin account or otherwise pledging Company Securities as collateral for a loan, other than pursuant to an approved a 10b5-1 trading plan that removes any discretion from the person subject to this Policy over trading in Company Securities. • Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer or other employee is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company Securities. If a person subject to this Policy determines that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the restrictions and procedures outlined below under the heading “Additional Procedures and Requirements for Covered Persons.” 3.4 Excluded transactions. There are limited exceptions to this Policy, which are described below. This Policy does not prohibit: • The acceptance or purchase of stock options, restricted stock or the like issued or offered by the Company pursuant to Company incentive plans, or the vesting, cancellation, or forfeiture of stock options, restricted stock, restricted stock units or stock appreciation rights, or the acquisition or repurchase of shares pursuant to option exercises under Company incentive plans. • The exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements, or withhold shares of stock to satisfy tax withholding requirements upon the vesting of any

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 8 restricted stock. (Note however that as provided above, this Policy does apply to broker- assisted cashless exercises, or any market sale for the purpose of generating the cash necessary to pay the exercise price of an option or to satisfy tax withholding obligations). • Transactions in Company Securities occurring solely as a result of an employee’s or the Company’s periodic contribution of money to the Company’s 401(k) plan pursuant to a payroll deduction election. • Purchases of Company Securities under the Company’s employee stock purchase plan resulting from your periodic contribution of money to the plan pursuant to the election made at the time of enrollment in the plan. • Purchases of Company Securities under the Company’s dividend reinvestment plan resulting from the automatic reinvestment of dividends paid on Company Securities. 3.5 Post-Termination Transactions This Policy continues to apply to transactions in Company Securities even after your retirement or other termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material. 3.6 Consequences of Violations The purchase or sale of securities while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in the Company’s Securities, is prohibited by the federal and state laws. Insider trading violations are pursued vigorously by the SEC, U.S. Attorneys and state enforcement authorities as well as the laws of foreign jurisdictions. Punishment for insider trading violations is severe, and could include significant fines and imprisonment. While the regulatory authorities generally concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an individual’s failure to comply with this Policy may subject the individual to Company- imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish a person’s reputation and irreparably damage a career.

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 9 4. Additional Procedures and Requirements for Covered Persons The Company has established additional procedures in order to assist the Company in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while in possession of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable to (i) members of our Board of Directors, (ii) our executive officers (but not executive directors), (iii) our “Section 16” officers, and (iv) each other person identified by the Company’s Compliance Officer as a Covered Person (each such person, a “Covered Person”). 4.1 Open Trading Window In addition to being subject to all of the other terms of this Policy, and even if a person is not in possession of any material nonpublic information, a Covered Person and their Family Members may only buy or sell Company Securities during an open trading window. The Company’s trading window will typically open at the start of the first full trading day after the public release of the Company’s quarterly earnings and end ten (10) calendar days prior to the end of the next fiscal quarter. From time to time, the Company may also inform Covered Persons and their Family Members that they must suspend buying or selling Company Securities – even during an open trading window -- because of developments known to the Company and not yet disclosed to the public. In such event, Covered Persons and their Family Members are prohibited from buying or selling Company Securities during such period and should not disclose to others the fact of such suspension of trading. 4.2 Pre-Clearance At least 48 hours before transacting in Company Securities, including any exercise of stock options, a Covered Person must obtain prior clearance from the Company’s Compliance Officer, the Company’s Chief Executive Officer or both the Company’s (i) SVP, General Counsel and (ii) the SVP, Chief People Officer or his or her designee. Prior clearance is required for all trading, including transfers between the Company’s Common Stock Fund and other investment options in the Company’s 401(k) plans. Pre- clearance of a transaction is valid only for a 48-hour period. If the transaction order is not placed within that 48-hour period, pre-clearance of the transaction must be re-requested. If pre-clearance is denied, the fact of such denial must be kept confidential by the person requesting such clearance. 4.3 Rule 10b5-1 Plans The SEC has enacted rules that provide an affirmative defense against alleged violations of U.S. federal

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 10 insider trading laws for transactions made pursuant to trading plans that meet certain requirements, commonly referred to as “10b5-1 trading plans.” In order to be eligible to rely on this defense, a person subject to this Policy must enter into a 10b5-1 trading plan when such person is not in possession of material nonpublic information, must meet the requirements set forth in Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), and must meet any requirements for such 10b5-1 trading plans or guidelines established by the Company, including pre-approval by the Compliance Officer. Transactions made pursuant to a 10b5-1 trading plan are not subject to the restrictions in this Policy, even if a person subject to this Policy is aware of material nonpublic information at the time of the transaction or a blackout period is in effect. Any Rule 10b5-1 Plan must be submitted for approval no less than ten days prior to the entry into the Rule 10b5-1 Plan. No further pre-approval of transactions conducted pursuant to the Rule 10b5-1 Plan will be required. 5. Reporting Rules Applicable to Covered Persons 5.1 Section 16 Insider Reports Section 16 of the Act regulates transactions in Company Securities by Covered Persons. Section 16 requires Covered Persons to publicly report their direct and indirect ownership of Company Securities, to report transactions in Company Securities, and to disgorge to the Company any “short-swing” profits which result from the purchase and sale of certain Company Securities within a six-month period. Each Covered Person must file with the SEC a Section 16 report on Form 3 within 10 calendar days (or shorter period if prescribed by regulations) of becoming a Covered Person. In addition, a Covered Person must also file with the SEC a Form 4 within two business days (or shorter period if prescribed by the regulations) after any change in their or their Family Members’ holdings of Company Securities that are not otherwise exempt from reporting. Under Section 16, and so long as certain other criteria are met, neither the receipt or exercise of an option nor the receipt of restricted stock under the Company’s incentive plan is deemed a “purchase” under Section 16, but each must be reported under Section 16. The sale of any such shares is deemed a “sale” under Section 16 and may be matched against any non-exempt acquisition within six-months of the sale. There are very limited exemptions with respect to reporting transactions in Company Securities under Section 16, therefore a Covered Person should assume any transaction in Company Securities must be reported on a Form 4 within two business days unless otherwise informed by the Legal Department. The Company will assist Covered Persons in filing the required reports; however, reporting persons retain responsibility for the accuracy of the reports and their filing within the required timeframes.

Trading Policy Board Approved 5/12/2025 Reporting Rules Applicable to Covered Persons CONFIDENTIAL & PROPRIETARY © 2025 WaFd Bank. All rights reserved. Page 11 5.2 Form 144 Reports Covered Persons are required to file a Form 144 before making an open market sale of Company Securities when the sale involves more than 5,000 shares or the aggregate dollar amount is greater than $50,000 in any three-month period. Form 144 notifies the SEC of your intent to sell Company securities. The form is generally prepared and filed by your broker and is in addition to the Section 16 reports filed on your behalf by the Company. 6. Company Assistance Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Company’s Legal Department. 7. Amendments The Company is committed to continuously reviewing and updating its policies, and therefore reserves the right to amend this Policy at any time, for any reason, subject to applicable law.